Exhibit 99.1

Alico, Inc. Appoints Bradley Heine as Chief Financial Officer

FORT MYERS, Fla., August 16, 2023 (GLOBE NEWSWIRE) -- Alico, Inc. (NASDAQ: ALCO, "Alico" or "the Company"), an agriculture and land management company, today announced the departure of Perry G. Del Vecchio as the Company’s Chief Financial Officer, effective as of August 16, 2023, and the hiring and appointment of Bradley Heine as his replacement, effective as of today, August 16, 2023.

As the new Chief Financial Officer, principal financial officer, and principal accounting officer for Alico, Mr. Heine will be responsible for all corporate finance, treasury and accounting functions of the Company and will report directly to John Kiernan, the Company's President and Chief Executive Officer.

"We are grateful for the service Perry has given to Alico over the past year and wish him well in his next endeavors,” said Mr. Kiernan.

Mr. Kiernan continued, “Brad’s recent background as a senior accounting executive for a dynamic international company, combined with his broad financial and business experience, will help us leverage our efforts of increasing shareholder value. Our management team will rely on Brad’s leadership in providing financial analysis, modeling and decision support to help Alico maintain our competitive position within the Florida citrus industry. We believe his experience with automation and technical accounting will complement the depth of our current staff and I look forward to working closely with him as we approach the beginning of our next fiscal year."

Mr. Heine, age 52, most recently served as Senior Vice President - Corporate Controller of Wejo Group Limited, a provider of cloud and software analytics for connected, electric, and autonomous mobility. Prior to that, Mr. Heine served as Vice President - Accounting at IAC InterActive Corp, a holding company comprised of media and internet companies, and in various positions of increasing seniority at Avis Budget Group Inc., a rental car company. Mr. Heine is a Certified Public Accountant who began his career as an auditor with Deloitte & Touche. He earned a BBA in public accounting from Pace University and a MBA in Finance from Rutgers University.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Land Management and Other Operations, which include land leasing and related support operations. Learn more about Alico (Nasdaq: “ALCO”) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our Chief Financial Officer transition, business strategy, plans and objectives of management for future operations or any other statements relating to our future activities or other future events or conditions. These statements are based on our current expectations, estimates and projections about our business based, in part, on assumptions made by our management and can be identified by terms such as “will,” “should,” “expects,” “plans,” ,”hopes,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including, but not limited to: adverse weather conditions, natural disasters and other natural conditions, including the effects of climate change; damage and loss to our citrus groves from disease including but not limited to citrus greening and citrus canker; hurricanes and tropical storms given our geographic concentration in Florida; any adverse event affecting our citrus business; our ability to maintain our market share in a highly competitive business; future citrus production estimates; our dependency on our relationship with Tropicana and Tropicana’s relationship with certain third parties; heightened risks as a result of the sale of a majority of ownership of Tropicana to a French private equity firm; supply and demand pricing; development and execution of our strategic growth initiatives; product contamination and product liability claims; water use regulations restricting our access to water; changes in immigration laws; risks associated with acquisition of additional agricultural assets and other businesses; adverse impacts from dispositions of our assets; harm to our reputation; tax risks associated with a “Section 1031 Exchange”; undertaking one or more significant corporate transactions; seasonality of our citrus business; significant competition in our agricultural operations; fluctuations in our earnings as a result of market supply and prices and demand for our products; climate change, or legal, regulatory or market measures to address climate change and sustainability; increases in labor, personnel and benefits costs; increases in commodity or raw product costs, such as fuel and chemical costs; transportation risks; any change or the classification or valuation methods employed by county property appraisers related to our real estate taxes; any weakness or instability in the real estate industry; liability for the use of fertilizers, pesticides, herbicides and other potentially hazardous substances; compliance with applicable environmental laws; loss of key employees; material weaknesses and other control deficiencies, including as a result of restatement of our financial statements as of September 30, 2021, and the end of certain quarterly periods; the impact of any restatements and any resulting investigations, legal or administrative proceedings; the effect of inflation on our operations, including as a result of the conflict in Ukraine; increased costs as a result of being a public company; system security risks; the COVID-19 pandemic; any harm by natural disasters or epidemics; our indebtedness and ability to generate sufficient cash flow to service our debt obligations; higher interest expenses as a result of variable rates of interest for our debt; our ability to continue to pay cash dividends; and risks related with repurchases; and the other factors described under the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022 and in our Quarterly Reports on Form 10-Q. Except as required by law, we do not undertake an obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Investor Contact:

Investor Relations
InvestorRelations@alicoinc.com

Source: Alico, Inc.